                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                       AMENDMENT NO. 1 TO CURRENT REPORT


PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  July 31, 1998
                                                   -------------


                        COMMERCIAL FEDERAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     NEBRASKA                        1-11515                 47-0658852
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission            (I.R.S. Employer
     of incorporation)             File Number)         dentification Number)


2120 SOUTH 72nd STREET, OMAHA, NEBRASKA                         68124
--------------------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number including area code:    (402) 554-9200
                                                      --------------


                                NOT APPLICABLE
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

                        COMMERCIAL FEDERAL CORPORATION
                        ------------------------------

                                  FORM 8-K/A
                                  ----------

                       AMENDMENT NO. 1 TO CURRENT REPORT
                       ---------------------------------

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits:
----------------------------------------------------------------------------

     On July 31, 1998, Commercial Federal Corporation ("Commercial Federal") consummated its acquisition of AmerUs Bank ("AmerUs"), a wholly-owned subsidiary of AmerUs Group Co. AmerUs was a federally chartered savings bank headquartered in Des Moines, Iowa.

     On August 14, 1998, Commercial Federal consummated its acquisition of First Colorado Bancorp, Inc. ("First Colorado"). First Colorado, headquartered in Lakewood, Colorado, was a unitary savings and loan holding company and the parent company of First Federal Bank of Colorado, a federally chartered stock savings bank.

     The unaudited pro forma consolidated financial information set forth herein was prepared for purposes of complying with Regulation S-X of the Securities and Exchange Commission in connection with the filing of the respective Forms 8-K of Commercial Federal relating to the acquisitions of AmerUs and First Colorado since such acquisitions are significant to the financial statements of Commercial Federal.

Item 7(a).  Financial Statements of Business Acquired:
------------------------------------------------------

     The unaudited consolidated financial statements as of June 30, 1998, and for the six months ended June 30, 1998 and 1997, and the audited consolidated financial statements as of December 31, 1997 and 1996, and for the years ended December 31, 1997 and 1996, of AmerUs are included herein as Exhibits 99(a) and 99(b), respectively.

     The unaudited consolidated financial statements of First Colorado (File
     No. 0-27126) as of June 30, 1998, and for the three and six months ended June 30, 1998 and 1997, are incorporated by reference to Item 1 of the First Colorado Quarterly Report on Form 10-Q for the quarter ended June 30, 1998. The audited consolidated financial statements of First Colorado as of December 31, 1997, and for the three years ended December 31, 1997, are incorporated by reference to Item 8 of the First Colorado Annual Report on Form 10-K for the year ended December 31, 1997.

Item 7(b).   Pro Forma Financial Information:
---------------------------------------------

     Filed as a part of this Current Report Form 8-K/A is the required unaudited pro forma combined statement of financial position as of June 30, 1998, and the unaudited pro forma condensed combined statements of operations for the three years ended June 30, 1998.

     The pro forma data are presented for comparative purposes only and are not necessarily indicative of the future financial position or results of operations of the combined company or of the combined financial position or the results of operations that would have been realized had the acquisitions of AmerUs and First Colorado been consummated during the periods or as of the date for which the pro forma data are presented.

                        COMMERCIAL FEDERAL CORPORATION
                        ------------------------------

                                  FORM 8-K/A
                                  ----------

                       AMENDMENT NO. 1 TO CURRENT REPORT
                       ---------------------------------



Item 7(c).  Exhibits:
---------------------

     Exhibit 23.     Consent of KPMG Peat Marwick LLP.

     Exhibit 99(a). Unaudited consolidated financial statements of AmerUs Bank and Subsidiaries as of June 30, 1998, and for the six months ended June 30, 1998 and 1997.

     Exhibit 99(b). Audited consolidated financial statements of AmerUs Bank and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997 and 1996.

     Exhibit 99(c). Unaudited consolidated financial statements of First Colorado as of June 30, 1998, and for the three and six months ended June 30, 1998 and 1997 (incorporated by reference to Item 1 of the First Colorado Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

     Exhibit 99(d). Audited consolidated financial statements of First Colorado as of December 31, 1997, and for the three years ended December 31, 1997 (incorporated by reference to Item 8 of the First Colorado Annual Report on Form 10-K for the year ended December 31, 1997).

                                  SIGNATURES
                                  ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 COMMERCIAL FEDERAL CORPORATION
                                 ------------------------------
                                 (Registrant)


Date:  October 14, 1998          /s/ James A. Laphen
       ----------------          --------------------------------------------
                                 James A. Laphen, President, Chief Operating
                                 Officer and Chief Financial Officer (Duly
                                 Authorized and Principal Financial Officer)



Date:  October 14, 1998          /s/ Gary L. Matter
       ----------------          --------------------------------------------
                                 Gary L. Matter, Senior Vice President,
                                 Controller and Secretary
                                 (Principal Accounting Officer)

                        COMMERCIAL FEDERAL CORPORATION
                        ------------------------------

Item 7(b).  Pro Forma Financial Information.
-------------------------------------------

On July 31, 1998, Commercial Federal consummated its acquisition of AmerUs. Under the terms of the Stock Purchase Agreement, Commercial Federal acquired through a taxable acquisition all of the outstanding shares of the common stock of AmerUs for total consideration of $178,269,000. Such consideration consisted of (i) certain assets retained by AmerUs Group Co. in lieu of cash (primarily FHA Title One single-family residential mortgage loans and a receivable for income tax benefits) totaling approximately $85,027,000, (ii) cash (as adjusted per the agreement) totaling $53,242,000, and (iii) a one-year promissory note for $40,000,000 bearing interest, adjusted monthly, at 150 basis points over the one-year Treasury bill rate. AmerUs was a federally chartered savings bank headquartered in Des Moines, Iowa and operated 47 branches in Iowa (26), Missouri (8), Nebraska (6), Kansas (4), Minnesota (2) and South Dakota (1). The acquisition was accounted for as a purchase.

On August 14, 1998, Commercial Federal consummated its acquisition of First Colorado. Under the terms of the agreement, Commercial Federal acquired in a tax-free reorganization all 18,564,766 outstanding shares of First Colorado's common stock in exchange for 18,278,789 shares of its common stock. Based on Commercial Federal's closing stock price of $26.375 at August 14, 1998, the total consideration for this acquisition, including cash paid for fractional shares, approximated $482,154,000. An additional requirement of the transaction with First Colorado was the issuance of 1,400,000 shares of First Colorado common stock immediately prior to the consummation of the merger. Such requirement was necessary to cure the taint on the treasury stock of First Colorado so this transaction could be accounted for as a pooling of interests. These shares offered directly by First Colorado resulted in gross cash proceeds (prior to any transaction costs) of $33,425,000 less the placement agent's commission of $919,000, or net proceeds to First Colorado totaling $32,506,000. First Colorado, headquartered in Lakewood, Colorado, was a unitary savings and loan holding company and the parent company of First Federal Bank of Colorado, a federally chartered stock savings bank that operated 27 branches located in Colorado, with 23 branches located in the Denver metropolitan area and four in Colorado's western slope region. The acquisition was accounted for as a pooling of interests.

The unaudited pro forma combined statement of financial condition as of June 30, 1998, and the unaudited pro forma condensed combined statements of operations and diluted earnings per share for the fiscal years ended June 30, 1998, 1997 and 1996 presented on the following pages do not include any expected cost savings or the benefits of related synergies as a result of the mergers of AmerUs and First Colorado, do not reflect any nonrecurring merger transaction costs, nor do they reflect all purchase accounting adjustments other than those described in the accompanying notes, and are not necessarily indicative of the results that would have occurred if the mergers of AmerUs and First Colorado had been consummated on June 30, 1998, or had occurred as of the beginning of the fiscal year ended June 30, 1996 for the First Colorado acquisition accounted for as a pooling-of-interests and as of the beginning of the fiscal year ended June 30, 1998 for the AmerUs acquisition accounted for as a purchase, or which may be obtained in the future.

                        Commercial Federal Corporation
                        ------------------------------

                  Item 7(b).  Pro Forma Financial Information
                  -------------------------------------------

         Unaudited Pro Forma Combined Statement of Financial Condition
         -------------------------------------------------------------

                                                                     Commercial              AmerUs                    Pro Forma
                                                                       Federal                Bank                    Adjustments
ASSETS:                                                              --------------------------------------------------------------
                                                                                           (In thousands)
Cash                                                                 $  131,336            $   38,304                $  45,000   A
                                                                                                                       (53,242)  A
Investment securities available for sale                                140,359                     -                        -
Mortgage-backed securities available for sale                           165,697               123,601                        -
Loans held for sale, net                                                289,666                30,084                    2,193   C
Investment securities held to maturity                                  455,028                     -                        -
Mortgage-backed securities held to maturity                             748,589                     -                        -
Loans and leases receivable, net                                      6,412,712             1,053,069                    3,865   C
                                                                                                                       (75,656)  A
Federal Home Loan Bank stock                                            119,431                13,182                        -
Interest receivable, net                                                 58,119                11,379                        -
Real estate, net                                                         20,831                 4,446                        -
Premises and equipment, net                                             111,803                18,377                        -
Prepaid expenses and other assets                                       125,924                18,662                   (9,371)  A
Intangible assets, net                                                   73,145                 1,685                   (1,685)  C
                                                                                                                       111,685   C
                                                                     --------------------------------------------------------------
Total Assets                                                         $8,852,640            $1,312,789                $  22,789
                                                                     ===============================================================

LIABILITIES AND STOCKHOLDERS' EQUITY:
Liabilities:
  Deposits                                                           $5,363,140            $  957,624                $   6,238   C
  Advances from Federal Home Loan Bank                                2,271,772               215,525                    2,515   C
  Securities sold under agreements to repurchase                        334,294                     -                        -
  Other borrowings                                                      106,577                 7,352                   40,000   A
                                                                                                                        45,000   A
  Interest payable                                                       35,925                     -                        -
  Other liabilities                                                      97,893                27,221                   34,103   C
                                                                     --------------------------------------------------------------
Total liabilities                                                     8,209,601             1,207,722                  127,856

Commitments and contingencies                                                 -                     -                        -

Stockholders' Equity:
  Preferred stock                                                             -                     -                        -
  Common stock                                                              421                     3                       (3)  B

  Additional paid-in capital                                            233,727                44,929                  (44,929)  B

  Retained earnings                                                     409,735                61,375                  (61,375)  B
  Unearned Employee Stock Ownership Plan (ESOP) shares                   (1,383)                    -                        -
  Unrealized holding gain (loss) on securities
    available for sale, net                                                 539                (1,240)                   1,240   B
                                                                     --------------------------------------------------------------
                                                                        643,039               105,067                 (105,067)
  Less treasury stock, at cost                                                -                     -                        -
                                                                     ---------------------------------------------------------------
Total Stockholders' Equity                                              643,039               105,067                 (105,067)
                                                                     ---------------------------------------------------------------
Total Liabilities and Stockholders' Equity                           $8,852,640            $1,312,789                $  22,789
                                                                     ===============================================================

                                                                  Pro Forma       First        Pro Forma        Pro Forma
                                                                  Combined       Colorado      Adjustments      Combined
ASSETS:                                                         ----------------------------------------------------------
                                                                                      (In thousands)
Cash                                                            $   161,398    $   85,676     $ 32,506   D     $   279,580

Investment securities available for sale                            140,359           757            -             141,116
Mortgage-backed securities available for sale                       289,298         5,696            -             294,994
Loans held for sale, net                                            321,943             -            -             321,943
Investment securities held to maturity                              455,028        77,160            -             532,188
Mortgage-backed securities held to maturity                         748,589       171,867            -             920,456
Loans and leases receivable, net                                  7,393,990     1,155,580            -           8,549,570

Federal Home Loan Bank stock                                        132,613        11,701            -             144,314
Interest receivable, net                                             69,498         8,234            -              77,732
Real estate, net                                                     25,277           166            -              25,443
Premises and equipment, net                                         130,180        23,148            -             153,328
Prepaid expenses and other assets                                   135,215         2,605            -             137,820
Intangible assets, net                                              184,830         4,040            -             188,870

                                                                ----------------------------------------------------------
Total Assets                                                    $10,188,218    $1,546,630     $ 32,506         $11,767,354
                                                                ==========================================================

LIABILITIES AND STOCKHOLDERS' EQUITY:
Liabilities:
  Deposits                                                        6,327,002    $1,195,067     $      -         $ 7,522,069
  Advances from Federal Home Loan Bank                            2,489,812       107,410            -           2,597,222
  Securities sold under agreements to repurchase                    334,294             -            -             334,294
  Other borrowings                                                  198,929         4,097            -             203,026

  Interest payable                                                   35,925             -            -              35,925
  Other liabilities                                                 159,217        21,900            -             181,117
                                                                ----------------------------------------------------------
Total liabilities                                                 9,545,179     1,328,474            -          10,873,653

Commitments and contingencies                                             -             -            -                   -

Stockholders' Equity:
  Preferred stock                                                         -             -            -                   -
  Common stock                                                          421         2,013          140   D             604
                                                                                                (2,153)  E
                                                                                                   183   E
  Additional paid-in capital                                        233,727       154,463       32,366   D         370,186
                                                                                                  (183)  E
                                                                                               (50,187)  E
  Retained earnings                                                 409,735       124,510            -             534,245
  Unearned Employee Stock Ownership Plan (ESOP) shares               (1,383)      (10,021)           -             (11,404)
  Unrealized holding gain (loss) on securities
    available for sale, net                                             539          (469)           -                  70
                                                                ----------------------------------------------------------
                                                                    643,039       270,496      (19,834)            893,701
  Less treasury stock, at cost                                            -       (52,340)      52,340   E               -
                                                                ----------------------------------------------------------
Total Stockholders' Equity                                          643,039       218,156       32,506             893,701
                                                                ----------------------------------------------------------
Total Liabilities and Stockholders' Equity                      $10,188,218    $1,546,630     $ 32,506         $11,767,354
                                                                ==========================================================

See footnotes on the following page.

                        COMMERCIAL FEDERAL CORPORATION
                        ------------------------------

Item 7(b).  Pro Forma Financial Information.
-------------------------------------------

A. Represents the cash paid and the purchase notes totaling $40,000,000 executed for the purchase of AmerUs' common stock, the dispositions of certain assets of AmerUs per the Stock Purchase Agreement plus the gain and/or losses, net of tax, realized upon such dispositions. These pro forma adjustments reflect that the cash portion paid for AmerUs' common stock is funded in part by a $45,000,000 promissory note with a five-year maturity, quarterly principal payments of $1,250,000 and bearing a monthly rate of interest which is priced at 100 basis points below the quoted national base prime rate.

B. Represents the elimination of the stockholders' equity accounts of AmerUs since this transaction is accounted for as a purchase.

C. The acquisition of AmerUs is accounted for as a purchase and these pro forma adjustments represent the estimated fair value of AmerUs' related assets and liabilities. The excess of the purchase price over the fair value of the net assets acquired on a pro forma basis is estimated to total $110,000,000 of which $16,264,000 is allocated to core value of deposits, and $93,736,000 to goodwill for these unaudited pro forma combined financial statements.

D. Represents the 1,400,000 shares of First Colorado common stock issued prior to the consummation of the merger:

Total consideration (1,400,000 shares x $23.875 per share)          $33,425,000
Less commissions and other expenses of issuance and distribution       (919,000)
                                                                    -----------
Net cash proceeds                                                   $32,506,000
                                                                    ===========

Accounting for the transaction:
 Par value ($.10 per share)                                         $   140,000
 Additional paid-in capital                                          32,366,000
                                                                    -----------
                                                                    $32,506,000
                                                                    ===========

     The purpose of the issuance of the 1,400,000 shares of First Colorado common stock is to permit the merger to be accounted for as a pooling-of-interests under generally accepted accounting principles. For purposes of these pro forma adjustments the net cash proceeds were assumed to remain in non-interest-earning assets.

E. Represents the tax-free exchange of .9847 shares of Commercial Federal common stock for each share of First Colorado common stock (18,564,766 net outstanding shares) surrendered in connection with this acquisition, adjusted for the issuance of 1,400,000 shares, resulting in 18,278,789 shares of Commercial Federal common stock issued. No consideration was given for fractional shares in these pro forma adjustments. Fractional shares were paid in cash.

Nonrecurring pre-tax expenses and charges estimated to approximate $25,000,000 associated with the First Colorado merger are not included in this unaudited historical pro forma combined statement of financial condition.

                        Commercial Federal Corporation

                  Item 7(b).  Pro Forma Financial Information

        Unaudited Pro Forma Condensed Combined Statement of Operations

                                                                            For the Year Ended June 30, 1998
                                                   ------------------------------------------------------------------------------
                                                    Commercial    AmerUs     Pro Forma      Pro Forma      First       Pro Forma
(In thousands, except per share data)                Federal       Bank     Adjustments     Combined      Colorado      Combined
                                                   -----------   --------   -----------   -----------   -----------   ------------
Interest income                                    $   647,618   $112,849   $ (2,773) A   $   757,694   $   110,070   $   867,764
Interest expense                                       417,188     67,556      1,366  A       486,110        60,201       546,311
                                                   -----------   --------   -----------   -----------   -----------   -----------
Net interest income                                    230,430     45,293     (4,139)         271,584        49,869       321,453
Provision (credit)  for loan and lease losses           15,325      8,324          -           23,649        (1,472)       22,177
                                                   -----------   --------   -----------   -----------   -----------   -----------
Net interest income after provision for
 loan and lease losses                                 215,105     36,969     (4,139)         247,935        51,341       299,276
                                                   -----------   --------   -----------   -----------   -----------   -----------

Noninterest income                                      88,265     25,168          -          113,433         9,069       122,502
Noninterest expense                                    195,295     44,318      7,127 A        246,740        28,716       275,456
                                                   -----------   --------   -----------   -----------   -----------   -----------
Income before income taxes                             108,075     17,819    (11,266)         114,628        31,694       146,322
Provision for income taxes                              40,742      6,953     (2,548)          45,147        11,614        56,761
                                                   -----------   --------   -----------   -----------   -----------   -----------

Net income                                         $    67,333   $ 10,866   $ (8,718)     $    69,481   $    20,080   $    89,561
                                                   ===========   ========   ========      ===========   ===========   ===========
Diluted earnings per common share                  $      1.62   $  43.46                 $      1.67   $      1.23   $      1.52 B
                                                   ===========   ========                 ===========   ===========   ===========
Weighted average diluted
 common shares outstanding                          41,693,226    250,000                  41,693,226    16,278,946    59,101,684 B
                                                   ===========   ========                 ===========   ===========   ===========

See footnotes on the following pages.

                        Commercial Federal Corporation

                  Item 7(b).  Pro Forma Financial Information

        Unaudited Pro Forma Condensed Combined Statement of Operations

                                                                              For the Years Ended June 30,
                                                 --------------------------------------------------------------------------------
                                                                     1997                                  1996
                                                 -------------------------------------------------------------------------------
                                                 Commercial        First      Pro Forma    Commercial       First     Pro Forma
(In thousands, except per share data)              Federal       Colorado     Combined       Federal      Colorado    Combined
                                                 -----------   -----------   -----------   -----------   ---------   -----------
Interest income                                  $   607,604   $   104,628   $   712,232   $   575,733  $   94,263   $   669,996
Interest expense                                     396,775        57,194       453,969       378,580      58,863       437,443
                                                 -----------   -----------   -----------   -----------   ---------   -----------
Net interest income                                  210,829        47,434       258,263       197,153      35,400       232,553
Provision (credit) for loan and lease  losses         12,284         1,143        13,427         7,211        (495)        6,716
                                                 -----------   -----------   -----------   -----------   ---------   -----------
Net interest income after provision for loan
 and lease losses                                    198,545        46,291       244,836       189,942      35,895       225,837

Noninterest income                                    81,133         5,498        86,631        68,768       5,206        73,974
Noninterest expense                                  194,142        30,506       224,648       159,774      21,317       181,091
                                                 -----------   -----------   -----------   -----------   ---------   -----------
Income before income taxes and extraordinary
 items                                                85,536        21,283       106,819        98,936      19,784       118,720
Provision for income taxes                            30,069         7,911        37,980        32,741       7,146        39,887
                                                 -----------   -----------   -----------   -----------   ---------   -----------
Income before extraordinary items                $    55,467   $    13,372   $    68,839   $    66,195  $   12,638   $    78,833
                                                 ===========   ===========   ===========   ===========   =========   ===========
Diluted earnings per common share                $      1.35   $       .73   $      1.14 B $      1.59  $     1.96   $      1.26 B
                                                 ===========   ===========   ===========   ===========   =========   ===========
Weighted average diluted common shares
 outstanding                                      41,020,167    18,354,268    60,472,194 B  41,692,377   6,433,838    62,787,936 B
                                                 ===========   ===========   ===========   ===========   =========   ===========

See footnotes on the following pages.

                        COMMERCIAL FEDERAL CORPORATION
                        ------------------------------

Item 7(b).  Pro Forma Financial Information.
-------------------------------------------

A. The unaudited pro forma condensed combined statements for the fiscal years ended June 30, 1998, 1997 and 1996 present the combined revenues and expenses and pro forma adjustments as if the mergers of AmerUs and First Colorado had occurred as of the beginning of the fiscal year ended June 30, 1996, for the First Colorado acquisition accounted for as a pooling-of-interests, and as of the beginning of the fiscal year ended June 30, 1998 for the AmerUs acquisition accounted for as a purchase. The pro forma adjustments below represent the estimated fair value of the related assets and liabilities of AmerUs.

     The excess of the purchase price over the fair value of the net assets of AmerUs acquired on a pro forma basis is estimated to total $110,000,000 of which $16,264,000 is allocated to core value of deposits and $93,736,000 to goodwill for these unaudited pro forma combined financial statements. Net income on a pro forma basis was reduced for the accelerated amortization expense of core value of deposits estimated over a 10-year period and the straight line amortization expense of goodwill estimated over a 20-year period; and adjustments were made to interest expense on the $45,000,000 note, the proceeds of which were used to partially fund the purchase of the common stock of AmerUs in this transaction, and on the $40,000,000 purchase notes pursuant to the Stock Purchase Agreement.

     The following are the effects of the amortization of the pro forma purchase accounting adjustments for AmerUs for the fiscal year ended June 30, 1998, assuming this acquisition had been consummated as of the beginning of fiscal year 1998.

     Interest income:

       Purchase accounting adjustments on loans                 $(2,773,000)
                                                                ===========
     Interest expense:
       Purchase accounting adjustments on deposits              $(3,306,000)
       Purchase accounting adjustments on advances
         from Federal Home Loan Bank                             (1,383,000)
       Interest on note borrowed to partially fund the cash
         portion for the purchase of AmerUs common stock          3,280,000
       Interest on Purchase Notes payable to AmerUs Group
         Co. for the purchase of AmerUs common stock              2,775,000
                                                                -----------
                                                                $ 1,366,000
                                                                ===========

     Noninterest expense:
       Amortization of core value of deposits                   $ 2,440,000
       Amortization of goodwill                                   4,687,000
                                                                -----------
                                                                $ 7,127,000
                                                                ===========

                        COMMERCIAL FEDERAL CORPORATION
                        ------------------------------

Item 7(b).  Pro Forma Financial Information.
-------------------------------------------

B. Pro forma combined diluted earnings per common share and weighted average diluted common shares outstanding are based upon an exchange ratio of .9847 and the additional issuance of 1,400,000 shares of First Colorado common stock prior to the consummation of the merger. Such pro forma assumptions result in the issuance of Commercial Federal weighted average shares of common stock totaling 17,408,458, 19,452,027 and 21,095,559, respectively, for the years ended June 30, 1998, 1997 and 1996.

C. Commercial Federal's fiscal year end is June 30, and First Colorado's fiscal year end is December 31. Historical results of operations for First Colorado for the year ended June 30, 1998, represent its results of operations for the four fiscal quarters then ended. Historical results of operations for First Colorado for the years ended June 30, 1997, and June 30, 1996, represent First Colorado's reported results of operations for the fiscal years ended December 31, 1996 and 1995, respectively.

Nonrecurring pre-tax expenses and charges estimated to approximate $25,000,000 associated with the First Colorado merger are not included in this unaudited historical pro forma combined statements of operations.

                                       11